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                                                                    Exhibit 15.1

                                November 15, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated November 12, 1999 on our review of interim financial information of Patterson Energy, Inc. and Subsidiaries (the "Company") for the period ended September 30, 1999 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Forms S-8 (File No.'s 333-47917, 33-97972, 33-39471 and 33-35399) and on Form S-3, (File No. 333-89885).


Yours very truly,

/s/   PricewaterhouseCoopers LLP